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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): April 3, 2006


                              CSS Industries, Inc.
         -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                          1-2661               13-920657
----------------------------             ------------       -------------------
(State or other jurisdiction             (Commission          (IRS Employee
     of incorporation)                   File Number)       Identification No.)


1845 Walnut Street, Philadelphia, PA                               19103
----------------------------------------                         ----------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:           (215) 569-9900
                                                              --------------


                                 Not Applicable
         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01 Entry into a Material Definitive Agreement

On April 3, 2006, CSS Industries, Inc. ("CSS") entered into a Separation Agreement ("Agreement") with David J. M. Erskine, the President and Chief Executive Officer of CSS and a member of its Board of Directors. The Agreement reflects that Mr. Erskine will retire as an executive officer, employee and director of CSS effective June 30, 2006 (the "Separation Date"). The Agreement further provides that CSS will make severance payments to Mr. Erskine in the aggregate amount of $468,000, and that CSS-paid medical insurance benefits will be provided to Mr. Erskine for a period of six months following the Separation Date. Additionally, the Agreement reflects that all stock options previously granted to Mr. Erskine that are exercisable as of the Separation Date will remain exercisable following the Separation Date for the periods of time reflected in the respective plan documents pursuant to which such options were granted. Under applicable provisions of these plan documents, the aforementioned stock options will remain exercisable for periods of 90 days or 180 days, depending on the plan under which such options were granted. The Agreement also reflects that those stock options previously granted to Mr. Erskine which are not exercisable as of the Separation Date will terminate as of such date. The Agreement includes non-competition and non-solicitation obligations that are applicable to Mr. Erskine for a period of twelve (12) months, commencing on the Separation Date. The severance payments, which together with the other CSS obligations under the Agreement are conditioned upon the execution and delivery of a release of claims by Mr. Erskine following the Separation Date, are payable in installments, with 50% of the aggregate severance payments being payable in a lump sum approximately six months after the Separation Date (or such earlier date as is permitted under Section 409A of the Internal Revenue Code) and the remaining 50% payable in equal semi-monthly installments over a six-month period that commences upon payment of the aforementioned lump sum amount. Under the Agreement, all severance payments are subject to and will be reduced by any requisite tax withholdings and other applicable payroll deductions. Furthermore, the Agreement provides that the severance payments will be reduced by any earnings and other cash compensation received by Mr. Erskine or accrued for his benefit for services rendered by him during the twelve-month period that commences on the Separation Date.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 3, 2006, David J. M. Erskine announced his retirement as President and Chief Executive Officer of CSS and as a member of the Board of Directors of CSS, effective June 30, 2006. The Board of Directors of CSS has appointed Christopher
J. Munyan as President and Chief Executive Officer of CSS, effective upon Mr. Erskine's retirement. Mr. Munyan, age 40, has served as Executive Vice President and Chief Operating Officer of CSS since October 2005. From November 1999 until October 2005, Mr. Munyan served as President of Berwick Offray LLC, a subsidiary of CSS. Prior to his appointment as President of Berwick Offray, Mr. Munyan served as Berwick Offray's Senior Vice President-Finance and Administration and in various other capacities since 1993. Berwick Offray designs, manufactures, imports and sells decorative ribbon and bow products and related items. Mr. Munyan and CSS are parties to an employment agreement dated October 25, 2005, the material terms of which are described in Item 1.01 of the Current Report on Form 8-K filed by CSS on October 27, 2005 and are hereby incorporated by reference herein.




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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      CSS Industries, Inc.
                                      (Registrant)


                                      By: /s/    William G. Kiesling
                                          --------------------------------------
                                          William G. Kiesling
                                          Vice President and
                                          General Counsel




Date:    April 7, 2006